SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Twin Disc, Incorporated

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TWIN DISC, INCORPORATED

1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 31, 2019

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation (the “Corporation”), will be held at 2:00 P.M. (Central Time) on Thursday, October 31, 2019, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 (the “Annual Meeting”) for the following purposes:

1. To elect two Directors to serve until the Annual Meeting of Shareholders in 2022 and one director to serve until the Annual Meeting of Shareholders in 2020.

2. To consider an advisory vote to approve the compensation of the Corporation’s Named Executive Officers.

3. To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2020.

4. To transact any other business that may properly come before the Annual Meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 22, 2019, shall be entitled to vote at the Annual Meeting.

A proxy appointment card and our proxy statement are enclosed with this notice. The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the Annual Meeting in person. Please review these proxy materials and follow the applicable instructions.

Jeffrey S. Knutson

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 31, 2019

Our proxy materials, including the Proxy Statement and 2019 Annual Report on Form 10-K, are available over the internet at http://ir.twindisc.com/proxy, and most of our stockholders will receive only a notice (“Notice”) containing instructions on how to access the proxy materials over the internet and vote online. If you receive this Notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice or on the website referred to on the Notice.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE THREE OPTIONS YOU HAVE FOR VOTING YOUR SHARES: (1) YOU MAY DIRECT YOUR VOTE VIA THE INTERNET; (2) YOU MAY DIRECT YOUR VOTE BY TELEPHONE; OR (3) IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, YOU MAY SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE. THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID. AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

2019 Proxy Statement

TWIN DISC, INCORPORATED

September 12, 2019

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 on Thursday, October 31, 2019, or any adjournment thereof. Holders of common stock of record at the close of business on August 22, 2019, are entitled to vote at the Annual Meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name. Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein. The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment or electronic proxy vote, will constitute a quorum at the Annual Meeting. The Corporation intends to first send this proxy statement to shareholders on or about September 12, 2019.

PROXY APPOINTMENT AND REVOCATION

Shareholders may vote by delivery, either in person, by mail or by messenger, of the enclosed proxy appointment form. Appointment forms must be received by the Secretary not less than 48 hours prior to the date of the Annual Meeting. The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Shareholders may also vote via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded. Shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time on Wednesday, October 30, 2019. Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the Annual Meeting. If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by openly stating the revocation at the Annual Meeting, by voting at the Annual Meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the Annual Meeting. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE

The record date with respect to this solicitation is August 22, 2019. On that date, there were outstanding 13,332,485 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

SHAREHOLDER PROPOSALS FOR 2020

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2020 Annual Meeting of Shareholders, the proposal must be received at the Corporation’s principal executive offices no later than May 15, 2020. Shareholder proposals received later than July 14, 2020 will be considered untimely, and will not be considered at the Corporation’s 2020 Annual Meeting. Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Restated Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for the 2020 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 14, 2020. Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Restated Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the Annual Meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld. Votes that are withheld will have no legal effect and will not be counted as votes cast in the election of Directors. Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the Annual Meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution. Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders. This vote is not binding on the Corporation. The Compensation and Executive Development Committee of the Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to the ratification of the appointment of independent auditors (Proposal No. 3), votes may be cast “For” or “Against.” The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification. If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

Brokers who hold shares in street name for customers are not permitted to vote on certain matters without specific instructions from the beneficial owners of the shares. A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner and the broker does not in fact receive such instructions. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2020 (Proposal No. 3) without specific instructions from beneficial owners. Therefore, no broker non-votes are expected to exist in connection with this proposal. However, brokers or other nominees may not vote on the election of Directors (Proposal No. 1) or the advisory vote on Named Executive Officer compensation (Proposal No. 2) without specific instructions from the beneficial owners of the shares. Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1 and 2.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 20, 2019 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount		Percent of
Name	Address	Ownership	Owned		Class

John H. Batten	704 Waters Edge Rd.	Power to vote	2,412,647	(1)	18.1%
	Racine, WI	Beneficial	182,101		1.4%

GAMCO Investors, Inc.	One Corporate Center	Power to vote &	2,345,654	(2)	17.6%
	Rye, NY	dispose of stock

Dimensional Fund	6300 Bee Cave Road	Power to vote &	687,244		5.1%
Advisor, L.P.	Austin, TX	dispose of stock

Juniper Investment	555 Madison Avenue	Power to vote &	672,894		5.0%
Company, LLC	New York, NY	dispose of stock

(1) Held as trustee under various trusts and as guardian for a non-immediate family member.

(2) Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 20, 2019 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership (1)		Percent of Class
John H. Batten	2,594,748	(2)	19.5%
Jeffrey S. Knutson	61,494	(3)	*
Dean J. Bratel	54,439	(4)	*
Michael Doar	41,282	(5)	*
Janet P. Giesselman	12,129	(5)	*
David W. Johnson	13,798	(5)	*
David B. Rayburn	48,256	(5)	*
Michael C. Smiley	24,264	(5)	*
Harold M. Stratton II	40,982	(5)	*
David R. Zimmer	35,132	(5)	*

All Directors and Executive Officers as a group (15 persons)	3,049,083	(5)	22.9%

* Denotes ownership of less than one percent of shares outstanding.

(1) Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.

(2) Includes 2,412,647 shares held by Mr. Batten as trustee under various family trusts and as guardian for non-immediate family member. Also includes restricted stock grants of 19,259 shares that vest in fiscal 2021.

(3) Includes restricted stock grants of 8,117 shares that vest in fiscal 2021, and 13,192 shares that vest in fiscal 2023.

(4) Includes restricted stock grants of 7,379 shares that vest in fiscal 2021 and 10,639 shares that vest in fiscal 2023.

(5) Shares subject to currently exercisable stock options included in the above are as follows: Mr. Doar 1,200, Mr. Rayburn 1,200, Mr. Stratton 1,200 and all Directors and executive officers as a group 3,600. Also included above are unvested restricted shares as follows: Mr. Doar 3,264, Ms. Giesselman 3,264, Mr. Johnson 3,264, Mr. Rayburn 3,264, Mr. Smiley 1,330, Mr. Stratton 3,264 and Mr. Zimmer 3,264.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the Annual Meeting of Shareholders following the fiscal years ending June 30, 2022 and June 30, 2020, as indicated below. Shares of common stock represented by properly executed proxy appointments in the accompanying form or electronic proxy vote will be voted for the three nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

TERMS EXPIRE IN 2022:

John H. Batten Age 54

Chief Executive Officer, Twin Disc, Incorporated since May 2019; formerly President and CEO since July 2013; formerly President and Chief Operating Officer since July 2008, and Executive Vice President since October 2004.

Mr. Batten is a sitting CEO of a public company. His skill sets include strategic and operational planning, financial oversight, and organizational development as well as extensive domestic and international experience in engineered products and a complex manufacturing environment.

December 2002

Harold M. Stratton II Age 71

Chairman of the Board and retired Chief Executive Officer, Strattec Security Corporation, Milwaukee, Wisconsin (A leading manufacturer of mechanical and electro-mechanical locks, latches, power opening/closing systems and related security/access control products for global automotive manufacturers).

Mr. Stratton is Board Chairman and retired CEO of a public company. He is skilled in strategic planning, financial oversight, compensation and organizational matters. In addition, he has experience in international markets and in an industry involving complex manufacturing and products with high engineering content.

July 2004

TERM EXPIRES IN 2020:

Michael C. Smiley Age 60

Former Chief Financial Officer, Zebra Technologies Corp., Lincolnshire, Illinois (A global provider of enterprise asset intelligence solutions to identify, track and manage the deployment of critical assets for improved business efficiency). Mr. Smiley was previously a Director of the Corporation from 2010-2018.

Mr. Smiley is a former CFO of a public company. His competencies include strategic planning, financial oversight, mergers and acquisitions, extensive domestic and international experience in complex manufacturing and engineered and technology products.

August 2019

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2020:

Michael Doar Age 64	Chairman and Chief Executive Officer, Hurco Companies, Inc., Indianapolis, Indiana (A global manufacturer of machine tools)	Mr. Doar is a sitting CEO of a public company. His experience includes strategic planning, financial oversight, compensation and organizational competencies.	October 2008

David R. Zimmer Age 73

Retired Managing Partner, Stonebridge Equity LLC, Troy, Michigan (A merger, acquisition and value consulting firm); Formerly Chief Executive Officer, Twitchell Corporation, Dothan, Alabama (A privately held manufacturer and marketer of highly engineered synthetic yarns, fabrics, extrusions, and coatings); Also Director, Strattec Security Corporation.

Mr. Zimmer is a former CEO of a public company and has also held a CFO position in a public company. His skill sets include strategic planning, financial oversight, compensation, and organizational development. His career includes international business in complex manufacturing related industries, as well as mergers and acquisitions.

July 1995

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2021:

David B. Rayburn Age 71

Retired President and Chief Executive Officer, Modine Manufacturing Company, Racine, Wisconsin (A manufacturer of heat exchange equipment); Also Director, Lindsay Corporation (A provider of irrigation and water management systems).

As a former CEO of a public company, Mr. Rayburn has experience and skill sets in strategic planning, financial oversight, compensation policy and practices as well as organizational structure. In addition, Mr. Rayburn’s background includes international business, mergers and acquisitions, engineering and manufacturing in an industry related to the Corporation.

July 2000

Janet P. Giesselman Age 65

Retired President and General Manager of Dow Oil & Gas, a business unit of The Dow Chemical Company, Midland, Michigan. Also Director, Ag Growth International (A global provider of grain handling and storage equipment), Director, Omnova Solutions (A global provider of emulsion polymers, specialty chemicals and decorative and functional surfaces) and Director, .

Ms. Giesselman is a retired senior executive of a global public company. Her background includes strategic planning, financial oversight, sales, marketing, start-ups, mergers and acquisitions and global regulatory expertise. Ms. Giesselman has extensive international experience and a broad background in the oil and gas and the agricultural sectors.

June 2015
Avicanna, Inc. (A
biopharmaceutical company
focused on cannabinoid-
based products).

David W. Johnson Age 56	Vice President and Chief Financial Officer, Johnson Outdoors, Inc., Racine, Wisconsin (A global provider of outdoor recreation products).	Mr. Johnson is a sitting CFO of a public company. His strengths include financial leadership, new business development, operational restructuring, cost savings and strategic analysis.	July 2016

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF

THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2019 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K including the executive compensation disclosures, is hereby APPROVED.

As described in the “Executive Compensation” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Executive Compensation section of this Proxy Statement, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Corporation.

A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance. In addition, long-term performance stock awards were granted in 2016 subject to three-year objectives for revenue, return on invested capital and earnings per share. Based on the cumulative performance of the Corporation over the past three fiscal years with respect to these three performance measures, the 2016 awards vested at 78.86% of target. The remaining shares expired unvested in 2019.

The Corporation also maintains compensation practices that are aligned with sound governance practices. For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments. In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation. However, the Board of Directors and its Compensation and Executive Development Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending June 30, 2020, including service to our consolidated subsidiaries. RSM has acted in this capacity since fiscal 2018, following a competitive bidding process. A representative of RSM will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of RSM as our independent registered public accounting firm is not required. However, the Audit Committee deems it good corporate governance to submit the selection of RSM to the stockholders for ratification.

Fees to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees billed or expected to be billed for professional services rendered by RSM in connection with (i) the audit of the Corporation’s consolidated financial statements as of and for the years ended June 30, 2019 and June 30, 2018, including statutory audits of the financial statements of the Corporation’s affiliates, and (ii) the reviews of the Corporation’s quarterly financial statements were $1,295,900 and $823,300, respectively. Fiscal 2019 fees include procedures and accounting consultations related to the Veth Propulsion business combination, additional statutory audits as a result of the Veth Propulsion acquisition and the Twinsa legal entity restructuring, and services related to new accounting standards.

Audit-Related Fees

Aggregate fees billed for professional services rendered by RSM for assurance and services reasonably related to the performance of the audit or review of the Corporation’s financial statements not included in audit fees above were $298,200 and $12,300 for the years ended June 30, 2019 and 2018, respectively. The fiscal 2019 fees are related to the Corporation’s registration statements, and consist of services performed to provide consents and comfort letters in support of the Form S-3 and Form S-8. Audit-related fees also consist of the audit of the pre-acquisition financial statements, interim reviews and related financial information of Veth Propulsion that were included in the Form 8-K/A. The fiscal 2018 fee relates to work associated with the evaluation and reporting for the Tax Cuts and Jobs Act.

Tax Fees

Aggregate fees of $0 and $0 were billed by RSM during the years ended June 30, 2019 and 2018, respectively, pertaining to tax compliance, tax advice, and tax planning. Included in this amount are fees for tax compliance services of $0 and $0 during the years ended June 30, 2019 and 2018, respectively.

All Other Fees

During the years ended June 30, 2019 and 2018, $0 and $0 were billed by RSM for products and services other than those listed above.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Corporation’s financial statements were at all times compatible with maintaining RSM’s independence.

Pre-Approval Policies and Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees. Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed. These fees are then presented at the next Audit Committee meeting for formal documentation of approval. For the year ended June 30, 2019, 100% of audit-related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2020. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws. Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the Chief Executive Officer and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market. We believe that our current policies and practices meet all applicable requirements. Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors. "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market. The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence. In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment. A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance: Messrs. Doar, Johnson, Rayburn, Smiley, Stratton and Zimmer, and Ms. Giesselman.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) are separated between Mr. Rayburn and Mr. Batten. This allows our CEO (Mr. Batten) to focus on the day-to-day business operations, while allowing the Chairman of the Board (Mr. Rayburn) to lead our Board in its role of providing oversight and advice to management. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s current circumstances and to advance the interests of all shareholders.

The Chairman of the Board presides over executive sessions of the independent directors; serves as liaison between the CEO and other independent directors; consults with the CEO as to appropriate scheduling and agendas of meetings of the Board; and serves as the principal liaison for communication by shareholders and employees directed specifically toward non-management directors.

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces. The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity. With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation. The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually. Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management. In particular, the Finance and Risk Management Committee oversees the Company’s risk management framework and strategy, management’s proposed financial policies and actions, and the financial status of the Company’s defined benefit pension plans. The Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior. The Compensation and Executive Development Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (the "Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, officers and Directors with respect to their conduct in furtherance of the Corporation’s business. The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website at www.twindisc.com or in a current report on Form 8-K. In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all executive officers, Directors and employees of the Corporation are prohibited from trading in options, warrants, puts and calls or other similar instruments on securities of the Corporation or engaging in short sales of securities of the Corporation.  In addition, our Insider Trading Policy prohibits all executive officers, Directors and employees of the Corporation from engaging in any hedging or monetization transactions involving securities of the Corporation, and prohibits Directors and executive officers from holding securities of the Corporation in a margin account or pledging securities of the Corporation as collateral for a loan.  Our Insider Trading Policy is available on our website, www.twindisc.com

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation. The Guidelines include policies on the review and approval of significant transactions between the Corporation and its officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the prior two fiscal years or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated. All responses to the questionnaires are reviewed by the Corporation’s internal auditing department and shared with the CEO and Audit Committee, as appropriate. Based upon such review, there were no related party transactions with respect to persons who were Directors or officers during fiscal 2018 or fiscal 2019 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met five times during the year ended June 30, 2019. Among incumbent Directors, there were no absences from these meetings. The Audit Committee met five times during the year. The Nominating and Governance Committee met two times during the year. The Compensation and Executive Development Committee met four times during the year. The Finance and Risk Management Committee met three times during the year. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which the Director served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com. It was most recently reviewed on April 30, 2019.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance. The Board of Directors has determined that each Audit Committee member (Mr. Johnson (Chair), Mr. Doar, Ms. Giesselman, Mr. Smiley and Mr. Zimmer) qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

● Integrity of the Corporation's financial statements;

● Independent auditor's qualifications and independence;

● Performance of the Corporation's internal audit function and the independent auditors; and

● Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

● Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;

● Retains, as necessary or appropriate, independent legal, accounting or other advisors;

● Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and reviews the activities and recommendations of the Corporation's internal auditing program;

● Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

● Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

● Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Finance and Risk Management Committee

The Finance and Risk Management Committee assists the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: debt and capital structure, acquisitions, capital budgets, dividend policy, pension funding, cyber security and other financial and risk management matters. The Committee also oversees the Company’s risk management framework and strategy.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Corporation, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate. The charter of the Nominating and Governance Committee is available on the Corporation’s website, www.twindisc.com. The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance.

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider Director candidates recommended to the Committee by shareholders. The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com. Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;

ii.	A written statement of the shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Nominating and Governance Committee

c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below. The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board. In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Nominating and Governance Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience. A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, strategy, organization or other disciplines relevant to the business of the Corporation. A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee. This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfies the independence requirements of the regulatory bodies. Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation and Executive Development Committee

Scope of Authority - The primary purpose of the Compensation and Executive Development Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's Directors and executive officers; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.

The Compensation and Executive Development Committee charter expressly grants the Committee the authority and responsibility required by the listing standards of the NASDAQ Stock Market, which includes the ability to retain or obtain advice from a compensation consultant, legal counsel or other adviser, and to compensate and oversee the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Committee charter also requires the Committee to determine the independence of any such compensation consultant, legal counsel or other adviser to the extent required by the rules of the NASDAQ Stock Market.

The charter of the Compensation and Executive Development Committee is available on the Corporation’s website, www.twindisc.com. The Corporation last updated the Compensation and Executive Development Committee charter on March 21, 2019.

Composition - The Compensation and Executive Development Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors. The Compensation and Executive Development Committee reports to the entire Board.

Role of Consultants - The Compensation and Executive Development Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to ensure market competitiveness. Historically, the Committee engaged an independent compensation consultant for this purpose every two years. For fiscal 2019, the Committee engaged Willis Towers Watson, a global human resources firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries. The Committee considered that information in setting executive compensation for fiscal 2019.

Role of Executive Officers - The Compensation and Executive Development Committee makes all compensation decisions for the CEO, Mr. Batten, and approves recommendations for compensation actions for all other elected officers of the Corporation. As CEO, Mr. Batten annually reviews the performance of each elected officer with the Compensation and Executive Development Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation and Executive Development Committee, which may exercise its discretion in modifying any of the recommendations presented. The Compensation and Executive Development Committee also reviews the performance of the CEO. It alone determines the salary adjustment, bonus payment and equity awards for Mr. Batten.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year. The Board’s committees are currently comprised of the following Directors, with the Chairman of each Committee listed first:

	Finance	Compensation &
	And Risk	Executive	Nominating and
Audit	Management	Development	Governance
Johnson	Stratton	Giesselman	Doar
Doar	Johnson	Doar	Giesselman
Giesselman	Smiley	Stratton	Johnson
Smiley	Zimmer	Zimmer	Stratton
Zimmer

Attendance at Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders, but they are expected to attend and the Corporation's Directors historically have attended these meetings. All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board as a whole, and with individual Directors on the Board, through an established process for stockholder communication (“Stockholder Communication”) as follows:

1.     Stockholder Communication to Entire Board. For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Chairman of the Board of Directors

2.     Stockholder Communication to Individual Director. For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: [Name of Individual Director]

The Corporation will forward by U.S. Mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as a Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Introduction

The following discussion describes the material components of compensation paid to the Corporation’s Chief Executive Officer and its two most highly compensated executive officers for the fiscal year ended June 30, 2019 (the “Named Executive Officers”).  For the fiscal year ended June 30, 2019, the Named Executive Officers are:

●	John H. Batten, Chief Executive Officer;
●	Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary; and
●	Dean J. Bratel, Vice President – Sales and Applied Technology.

In the discussion that follows, we will also explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation and Executive Development Committee (the “Committee”), the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation.  To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives.  Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the industry and the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals.  Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units) that are tied to the Corporation’s stock price.

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance.  Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

●

The Corporation seeks to set compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual pay to vary from the market median depending on individual and company performance and length of service within the industry and the Corporation.

●

A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units).

●	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of shareholders.

●

In FY2018 and FY2019, the Corporation included earnings per share as one of the performance goals in its long-term incentive awards. The Corporation also promoted additional equity ownership beyond the performance period for the long-term incentive awards by awarding only performance stock and restricted stock as long-term incentive awards in FY2018 and by including performance stock as long-term incentive awards in FY2019.

The Corporation also maintains compensation practices that it believes are consistent with good governance.  For example:

●

The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

●

The Corporation’s long-term incentive compensation plan (i) prohibits repricing of stock options and the repurchase of underwater options; (ii) limits the recycling of shares that may be awarded under the plan; and (iii) states that all awards are subject to the clawback requirements of any applicable law and the listing standards of the NASDAQ Stock Market, and provides mechanisms for the Corporation to enforce its recovery rights. In addition, the Corporation’s long-term incentive plan was designed to maximize the deduction for performance-based compensation under former Section 162(m) of the Internal Revenue Code for awards issued prior to the repeal of Section 162(m).

●

The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

●

The Committee considers internal pay equity when making compensation decisions, that is, whether employees within the Corporation are paid fairly relative to each other given their duties, experience and performance.

●	The annual Corporate Incentive Plan is performance-based and has caps on bonus payments.

●	The Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk-taking.

The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2019:

●

At the beginning of FY2019, the Committee approved modest increases in the base salaries of some of the Named Executive Officers. The Committee increased the base salary of the CEO, Mr. Batten, by 20%, as the Committee determined that his base salary was below the market median.

●

The Corporation achieved above threshold but less than target results for EBITDA and sales goals under the Corporate Incentive Plan (“CIP”) for FY2019. The trade working capital as a % of sales goal was not achieved. Certain Named Executive Officers also attained their individual goals under the CIP at between threshold and target levels. As a result, bonus payments were made to each of the Named Executive Officers under the CIP, at less than target levels.

●

The Corporation achieved 57.5% of its cumulative Average Return on Invested Capital goal (weighted 40%), 105.5% on its cumulative average sales revenue goal (weighted 30%), and 80.7% on its average earnings per share (weighted 30%) goals for performance stock granted in 2016 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan. As a result, the performance stock awards vested at 78.86% of target.

As required by Section 14A of the Securities Exchange Act of 1934, the Corporation held its shareholder advisory vote on executive compensation at its October 25, 2018, Annual Meeting of Shareholders. The shareholders overwhelmingly approved the say on pay proposal, with more than 95% of the votes cast in favor of the compensation paid to the Corporation’s Named Executive Officers.

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in the Corporation’s ability to execute business strategy and excel in the marketplace.  The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate the executive team to encourage high-level performance, resulting in increased profitability of the Corporation.  Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation.  In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other companies.  Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits.  Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward sustained performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals that are key to the Corporation’s overall performance.  The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder.  The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders.  To that end, the Corporation has had stock ownership guidelines in place for over a decade.  Stock ownership targets are equal to five times annual base salary for the CEO, two times annual base salary for the CFO and President/COO, and one times annual base salary for the remainder of the officer team.  Officers have a period of four years to attain their targeted ownership level.  The Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.  Compliance is reviewed annually.

The Committee also seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code.  For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The Committee has structured the elements of the Corporation’s compensation program so that they either are not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Sections 280G and 4999 of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and result in the loss of the compensation deduction for such payments for the executive’s employer.  The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Sections 280G and 4999.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs.  In addition, the Committee reviews all incentive plans for any risk-mitigating factors such as stock ownership guidelines, clawback provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements.  The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation.  While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take excessive risk.  The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Setting Executive Compensation

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites.  Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation’s performance, individual performance, and competitive market practices.

The Committee looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry.  The Committee believes an executive’s target compensation is competitive if it falls within a band of plus or minus 15% from the competitive median of data.  Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long-term incentive compensation and total direct compensation in any given year may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation. Historically, a compensation consultant has been engaged to conduct a detailed review of competitive compensation data every two years. The consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  Historically, the consultant has not selected a peer group of companies to determine market competitiveness, but rather has used survey data compiled from several general industry compensation databases.  The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions.  In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

For FY2019, the Committee engaged Willis Towers Watson, a global human resources firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries. For this analysis, Willis Towers Watson referenced published data sources, reflecting a market sample of companies consistent with Twin Disc’s industry and size. The benchmarks were obtained from the following surveys:

●	2017 Willis Towers Watson CDB Executive Compensation Survey (CDB)
●	2017 Willis Towers Watson CSR Top Management Compensation Survey

Relative to each of the data sources, Willis Towers Watson referenced a broad sample of both general industry companies with revenues of less than $1 billion (CDB survey) and durable goods manufacturing companies with revenues between $100 million and $450 million (U.S. Top Management Compensation Study). Market data was adjusted to reflect a revenue scope of approximately $350 million.

The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions.  The Committee did not consider any specific peer group of companies when making competitive comparisons or compensation decisions, and the Committee did not specify targeted individual companies from among the Willis Towers Watson survey participants.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance.  Individual performance is measured through the Corporation’s annual performance evaluation process.  Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee.  As discussed above, base salary levels have historically been compared to the market median (i.e. 50th percentile), as determined by using survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities. In addition, market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years.  Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Corporation uses a performance management system to set individual objectives for each executive.  This system allows for the annual evaluation of both performance goal achievement and competency development.  When evaluating individual performance, the Committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

The Committee determines and approves base salary adjustments for the CEO, and approves base salary adjustments for the other members of the executive officer team based on the recommendations from the CEO.  Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”).  This plan provides executives with the opportunity to receive annual cash incentives for achieving corporate, business unit and individual performance goals once threshold performance levels are achieved.

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments.  It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation. Cash incentive payments are made after the end of each fiscal year, dependent upon corporate, business unit or individual goal achievement.  In no event may the payout be more than 200% of the target.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the CEO, if the executive’s individual performance goals are either exceeded or not achieved and based on other factors deemed important by the Committee.  The Committee alone makes decisions regarding adjustments to the CEO’s annual incentive award.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (“LTI Plan”), which was approved by the Corporation’s shareholders at the annual meeting in October 2018, provides for the opportunity for officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance stock unit awards, performance unit awards or dividend equivalent awards.  In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

The granting of performance stock encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders.  The granting of restricted stock or restricted stock units is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns.  Restricted stock or restricted stock units may also be used to incent executives in times of global economic instability when future values of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – e.g., performance stock and restricted stock – is determined by the Committee.  The executive has no role or choice whether to receive incentive compensation in the form of performance stock, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the award to vest. The LTI Plan requires a minimum vesting, restricted or performance period of at least one year for all awards made under the LTI Plan, with the exception that up to five percent of the shares available for issuance under the LTI Plan may be awarded with a shorter vesting, restricted or performance period.  Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee uses external consultants and survey information as a guideline when considering long-term incentive awards for management.  The Committee reviews competitiveness of awards under the LTI Plan annually and obtains a periodic independent review.  In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

Benefits

The Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits.  The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary.  It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of any specific executive for a program. Information regarding the Corporation’s benefit programs available to its Named Executive Officers follows the Outstanding Equity Awards at Fiscal Year-End table later in this Executive Compensation discussion.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation.  An item is not a perquisite if it is integrally related to the performance of the executive’s duties.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, and its two most highly compensated executive officers for the fiscal year ended June 30, 2019. It should be noted that the total compensation as reported by the Summary Compensation Table follows specific requirements of the Securities and Exchange Commission for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	(1) Stock Awards	(2) Non-Equity Incentive Plan Compensation	(3) All Other Compen- sation	Total

John H. Batten	2019	$576,924	$943,385	$360,000	$143,398	$2,023,707
Chief	2018	$500,001	$654,806	$727,500	$107,839	$1,994,028
Executive Officer

Jeffrey S. Knutson	2019	$343,346	$304,212	$140,140	$33,403	$821,101
Vice President – Finance,	2018	$322,309	$275,978	$318,010	$33,121	$949,418
CFO, Treasurer and Sec’y

Dean J. Bratel	2019	$292,539	$245,327	$84,478	$73,042	$695,386
Vice President – Sales	2018	$279,617	$250,886	$275,380	$55,766	$861,649
and Applied Technology

(1)

Reflects the aggregate grant date fair value for each Named Executive Officer computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals. The aggregate grant date fair values of the performance-based awards granted in FY2019, assuming the maximum performance goals are achieved, are as follows: Mr. Batten, $707,538; Mr. Knutson, $228,159; and Mr. Bratel, $184,008. These calculations are based on the closing share price on the date of grant of $25.10 for those awards granted to Messrs. Knutson and Bratel on August 1, 2018, and the closing share price on the date of grant of $25.53 for those awards granted to Mr. Batten on August 24, 2018.

The following table presents separately the compensation expense recognized in FY2019 and in FY2018 for outstanding awards of performance stock, restricted stock and restricted stock units for Messrs. Batten, Knutson, and Bratel.

Name	Year	Performance Stock	Restricted Stock	Restricted Stock Units
John H. Batten	2019	$469,797	$230,972	$146,669
	2018	$216,220	$330,709	$0
Jeffrey S. Knutson	2019	$188,479	$97,345	$47,366
	2018	$91,130	$139,583	$0
Dean J. Bratel	2019	$168,146	$88,497	$38,197
	2018	$82,843	$126,711	$0

(2)	Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan, described in the narrative following the Summary Compensation Table.
(3)	All Other Compensation consists of the following for each of the Named Executive Officers:

Name	401(k) Company Match	Retirement Savings Plan Contribution	Defined Contribution SERP	Life Insurance	Perquisites and Personal Benefits	Total
J.H. Batten	$9,000	$17,875	$64,963	$29,000	$22,561	$143,399
J.S. Knutson	$8,633	N/A	N/A	$24,770	-	$33,403
D.J. Bratel	$9,955	$17,875	$18,552	$26,660	-	$73,042

The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Messrs. Batten and Bratel. Mr. Knutson does not participate in the SERP.

Messrs. Batten, Knutson, and Bratel participate in an endorsement split-dollar life insurance plan.

Perquisites and Personal Benefits for Mr. Batten for FY2019 consist of personal use of the company plane ($10,172), supplemental long-term disability premiums, and country club dues. The aggregate total of perquisites and personal benefits for each of the remaining Named Executive Officers was less than $10,000 for FY2019, and therefore need not be disclosed or included in such Named Executive Officers’ “All Other Compensation” total.

Narrative Disclosure to Summary Compensation Table

Base Salary

For FY2019, the Committee increased the base salaries of Mr. Knutson by 4.8% and Mr. Bratel by 5.3%. The Committee increased the salary of Mr. Batten by 20% because it determined that Mr. Batten’s base salary was below competitive market rates. Prior to that increase, Mr. Batten’s base salary had not been increased above his base salary that had been in effect since FY2014. Mr. Batten had also experienced a 10% reduction in base salary in FY2016 as part of a Racine-based salary reduction program; in FY2017, his base salary was restored to its FY2014 level.

Stock Awards Granted in FY2019

The amounts in the “Stock Awards” column of the Summary Compensation Table reflect awards made in FY2019 to the Named Executive Officers under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan. In FY2019, Messrs. Batten, Knutson and Bratel received awards of performance stock.  The Committee determined that the long-term incentive awards granted in FY2019 would use a combination of the following performance goals and weightings for the three-year performance period ending in FY2021: (i) average return on invested capital (40%); average annual sales revenue (30%), and (iii) average earnings per share (30%). In addition, the possible range of long-term incentive payments for each performance goal was established as 50% - 150% of the target. These shares will vest on June 30, 2021 if the specific measures are achieved within the payout range.

In order to incent and retain the Corporation’s executives, restricted stock units were also granted to Messrs. Batten, Knutson and Bratel in FY2019.  The restricted stock units granted to Mr. Batten will vest on August 24, 2021 and the restricted stock units granted to Messrs. Knutson and Bratel will vest August 1, 2021, provided the executive remains employed with the Corporation until the executive’s vesting date.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table reflect cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan (“CIP”). For FY2019, the target bonuses as a percentage of base salary were set at 75% for Mr. Batten, and 50% for Messrs. Knutson, and Bratel. The CIP targets for the Named Executive Officers were set as listed below.

Objective	Weight	Target	Results
EBITDA	40%	Target: $38,286,000 Threshold: $30,000,000 Maximum: $50,000,000	$33,692,000
Trade Working Capital (% of Sales)	20%	Target = 30.3% Threshold = 34.3% Maximum = 26.3%	35.4%
Sales Revenue	20%	Target = $323,287,000 Threshold = $300,000,000 Maximum = $375,000,000	$302,663,000
Strategic Objectives	20%	Discretionary award based on select individual initiatives for FY2019

The following table reconciles EBITDA for purposes of bonus measurement to the Corporation’s net income:

Net Earnings (Loss)	$10,352,000
Plus: Interest Expense	1,927,000
Tax Expense (Benefit)	4,031,000
Depreciation and Amortization	13,612,000
Restructuring Charges	1,179,000
Non-Cash Stock Compensation	2,591,000
EBITDA	$33,692,000

The amounts payable based on achievement of individual initiatives were discretionary and were largely based on qualitative performance goals that varied among the Named Executive Officers. For FY2019, the Named Executive Officers received payments under this portion of the CIP in the range of 85% to 200% of target.

Compensation Decisions Made by the Committee in FY2020

Since the end of FY2019, the Committee has taken the following actions with respect to the base salary, annual incentive compensation, and long-term incentive compensation for its Named Executive Officers.

Base Salary

At their meeting in August 2019, the Committee decided to maintain base salaries at their current levels.

Annual Incentive Compensation

In August 2019, the Committee reviewed and approved the performance goals recommended for the CIP for FY2020. The CIP will pay out if certain EBITDA, trade working capital, sales growth, and strategic objectives (individual achievement) are achieved for FY 2020. For FY2020, the Committee maintained the FY2019 target bonus percentages (as a percentage of base salary) for each of the Named Executive Officers.

Long-Term Incentive Compensation

In August 2019, the Committee reviewed the performance objective established in July of 2016 for the vesting of performance stock granted in July 2016 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan.  The objective is listed below:

Performance Objective: Average Return on Invested Capital (also called Average Return on Total Capital), Average Sales Revenue and Average Annual Earnings Per Share for the three fiscal years ending 6/30/19 at the achievement levels specified below. Average Return on Invested Capital was weighted at 40% and Average Sales Revenue and Average Annual Earnings Per Share are each weighted at 30% of the performance objective.

Performance Objective as of June 30, 2019
	Avg. Return on Invested Capital (a/k/a Avg. Return on Total Capital) (40%)	Average Sales Revenue (30%)	Avg. Annual Earnings per Share (30%)
Maximum	12.0%	$255,000,000	$0.70
Target	7.0%	$235,000,000	$0.45
Threshold	2.0%	$215,000,000	$0.20

“Average Invested Capital” is defined as total assets less non-interest bearing liabilities less accrued retirement benefits less excess cash, computed on monthly trailing 13-month basis. For FY2016-FY2018, excess cash was defined as cash in excess of approximately 1.5% of net sales.

“Average Sales Revenue” is defined as the average of the amount reported as annual “Net Sales” in the Company’s financial statements for the three fiscal years of the Performance Period.

“Average Earnings Per Share” is defined as the average of the amount reported as “Diluted earnings per share attributable to Twin Disc common shareholders” for the three fiscal years of the performance period.

The Committee determined, subject to audit, that for the three-year period ending June 30, 2019, the Corporation’s Average Return on Invested Capital was 2.75%, the Average Sales Revenue was $237,192,498, and the Average Annual Earnings per share was $0.35. As a result, the Corporation achieved 57.5% of its cumulative Average Return on Invested Capital goal (weighted 40%), 105.5% of its cumulative average sales revenue goal (weighted 30%), and 80.7% of its average earnings per share (weighted 30%) goals for performance stock granted in 2016 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan. The Committee therefore determined that the performance stock would vest at 78.86% of target.

For FY2020, the Committee used performance measures that had been used in setting the long-term incentive plan for FY2019. The long-term incentive awards granted in FY2020 use a combination of the following performance goals and weightings for the three fiscal year performance period ending June 30, 2022: (i) average return on invested capital (also known as average return on total capital) (40%), (ii) average sales revenue (30%), and (iii) average earnings per share (30%). In addition, the possible range of long-term incentive payments for each performance goal will be 50% - 150% of the target. The Committee awarded only performance stock and restricted stock as long-term incentive awards in FY2020.

Grants of Plan-Based Awards

The following table provides information on plan-based incentive awards granted to our Named Executive Officers during FY2019.

		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (2)	Grant Date Fair Value of Stock and Option Awards (3)
John H. Batten
Cash Incentive		$225,000	$450,000	$900,000
Performance Stock Award (1)	8/24/18				9,238	18,476	27,714		$471,692
Restricted Stock Unit Award (2)	8/24/18							18,476	$471,692
Jeffrey S. Knutson
Cash Incentive		$87,500	$175,000	$350,000
Performance Stock Award (1)	8/1/18				3,030	6,060	9,090		$152,106
Restricted Stock Unit Award (2)	8/1/18							6,060	$152,106
Dean J. Bratel
Cash Incentive		$74,000	$148,000	$296,000
Performance Stock Award (1)	8/1/18				2,444	4,887	7,331		$122,664
Restricted Stock Unit Award (2)	8/1/18							4,887	$122,664

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Compensation” section of the Compensation Discussion; eligible for vesting in 2021.
(2)

Consists of restricted stock units with a vesting date of August 24, 2021 for Mr. Batten, and August 1, 2021 for Messrs. Knutson and Bratel. These stock units will vest if the executive remains employed through the vesting date.

(3)

The grant date fair values are calculated using the closing price of Twin Disc shares on August 24, 2018 (the grant date) for Mr. Batten ($25.53) and on August 1, 2017 (the grant date) for Messrs. Knutson and Bratel ($25.10).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of restricted stock, performance stock and performance stock unit awards held by our Named Executive Officers on June 30, 2019. The Named Executive Officers had no outstanding exercisable or unexercisable options outstanding on June 30, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
John H. Batten			137,522	$2,076,582
Jeffrey S. Knutson			55,129	$832,448
Dean J. Bratel			49,097	$741,365

(1)

Reflects the number of non-vested restricted stock awards, restricted stock unit awards, performance stock awards and performance stock unit awards that are scheduled to vest at various times between July 2019 and July 2021. For awards granted in fiscal 2017, restricted shares are outstanding and are assumed to vest completely and performance shares were assumed to vest at 87.84% of target, as of June 30, 2019. For awards granted in fiscal 2018 and fiscal 2019 with Threshold/Target/Maximum payout levels, the figures presented assume a level of achievement between target and maximum for the awards granted in fiscal 2018 and a level of achievement between threshold and target for the awards granted in fiscal 2019.

(2)	Values were calculated using $15.10 per share, the closing price of the Corporation’s common stock as of June 28, 2019, the last trading day of the fiscal year.

Retirement Benefits

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. The Savings Plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below, in a defined contribution format.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service.  This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions.  Employer contributions, which are made annually, are 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Mr. Bratel is currently the only Named Executive Officer that is eligible for retirement under this plan.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Bratel is the only Named Executive Officers with a benefit under both the pre-1997 portion of the Retirement Plan and the cash balance program. Mr. Batten is eligible for a benefit under the cash-balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year. In calendar years 2017, 2018, and 2019 the annual limits were $270,000, $275,000 and $280,000, respectively.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option. Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis.  Effective January 1, 2019, the Corporation matches 50% of the first 8% of pay that is contributed to the 401(k) Plan.  Prior to this time, the Corporation matched 50% of the first 6% of pay. All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to certain qualified officers.  It is the Corporation’s current practice to not add new officers to the SERP. For those eligible participants (including Messrs. Batten and Bratel) the SERP benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans. SERP benefits of all Named Executive Officers who are eligible participants are stated as individual accounts.

The SERP benefit is payable in two lump sum payments, which are paid on or about the first and second February 1st in the years following retirement. However, if the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.  The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to certain Named Executive Officers who were in their positions prior to January 1, 2015.  The Corporation’s current practice is to not provide this benefit to new officers. While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value.  At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive.  Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Officers who obtained their positions on or after January 1, 2015 are eligible for a term life insurance benefit equal to approximately three times their base salary, subject to certain limitations that may apply regarding insurability or maximum insurance levels.

Agreements Providing Payments Following Termination or Change in Control

Change in Control Agreements

The Corporation has change in control severance agreements with each of its executive officers, which were most recently updated in August 2018.  If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the greater of the executive’s annual bonus for the fiscal year preceding termination (or, if no annual bonus was paid in that year, the average of the annual bonuses for the three fiscal years preceding termination) or target annual bonus for the fiscal year of termination, times a multiple (2.5 for Mr. Batten, 2.0 for Mr. Knutson and 1.5 for Mr. Bratel).  In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, and fringe benefits would continue for 24 months following termination.  The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and the restricted stock and restricted stock unit grant agreements between the Corporation and its Named Executive Officers have certain change in control provisions.  Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, all restricted shares shall become freely transferable and non-forfeitable, and all restricted stock units shall immediately vest and the related shares shall be delivered.

The following information describes the payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

Normal or Early Retirement. For purposes of the following discussion, retirement means termination of employment after the Named Executive Officer reaches age 65, or after the Named Executive Officer reaches age 60 with 10 years of service, which is how retirement is defined in the SERP and the award agreement for performance stock. Named Executive Officers who participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees may also retire after 30 years of service at any age, or if their age plus service equals 85 points, but these definitions of retirement are not considered in the following discussion because they do not affect the amounts required to be disclosed in the tables below. Mr. Bratel is currently the only Named Executive Officer that is eligible for retirement under the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible. Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock is forfeited if retirement occurs before the restrictions on such shares have ended.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for several Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans. Messrs. Batten and Bratel are currently the only participants.

For those executives eligible for an endorsement split-dollar life insurance policy, the ownership of the life insurance will be transferred from the Corporation to the executive at the later of retirement or the 15th anniversary of the policy. At the time of transfer, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value or alternatively, receive direct reimbursement from the executive.

●

Death while Employed. In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid. In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement. The estate would receive the payment of shares.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

●

Disability. In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees. Benefits are reduced for any social security or pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

●

Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation and Executive Development Committee would determine that severance payments are appropriate.

●

Voluntary Termination Prior to Retirement. An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

●

Involuntary Termination (or Resignation for Good Cause) Following Change in Control. The Corporation has entered into Change in Control Severance Agreements with each of our Named Executive Officers. The agreements provide that if the executive experiences an involuntary termination (or resigns for good reason, as defined) within two years following a change in control of the Corporation, the executive will receive the following benefits:

o

a severance payment equal to (a) a specified multiple, times (b) the sum of (i) the executive’s annual base salary in effect immediately prior to the date of termination (or, if employment terminates for good reason due to a reduction in base salary, the executive’s annual base salary in effect immediately prior to the reduction,) plus (ii) a bonus component, equal to the greater of: (A) the annual bonus awarded to the executive under the Corporation’s annual Corporate Incentive Plan (“CIP”) for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three fiscal years immediately preceding the fiscal year in which the date of termination occurs), or (B) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs. In addition, the following benefits would also become payable

o	twenty-four months of benefit continuation,
o	current value of all outstanding stock options,
o	restricted stock, and
o

performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. The cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2019:

Name	Year	Fees Earned or Paid in Cash	Value of Stock Awards (1)	All Other Compensation	Total
Michael Doar	2019	$71,750	$62,506		$134,256
Janet Giesselman	2019	$74,375	$62,506		$136,881
David Johnson	2019	$79,375	$62,506		$141,881
David Rayburn	2019	$112,500	$62,506		$175,006
Harold Stratton II	2019	$71,750	$62,506		$134,256
David Zimmer	2019	$62,500	$62,506		$125,006

(1)

Value of Stock Awards is computed as of the date of grant in accordance with Financial Accounting Standards Board ASC Topic 718. Each director held 3,264 shares of restricted stock as of the end of FY2019.

Director Compensation Plan

Outside Directors of the Corporation (i.e. non-Corporation employees) are eligible to participate in the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors and are paid an annual retainer fee composed of both cash and restricted shares of Twin Disc stock. The mix of cash and stock is determined by the Board of Directors on an annual basis. The cash portion is paid quarterly, while the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October. The restricted shares will vest as of the subsequent annual shareholders meeting.

For FY2019, the Board reviewed its Director Compensation and maintained its annual retainer at $125,000, effective as of the date of the annual shareholders meeting in October 2018. They determined that the mix for FY2019 would be 50% cash and 50% restricted stock.

Committee chairs are paid an annual fee in addition to the annual retainer. The chairs of the Finance and Risk Management Committee, and the Nominating and Governance Committee each receive an annual fee of $10,000. The chair of the Audit Committee receives a $17,500 annual fee and the chair of the Compensation and Executive Development Committee receives a $12,500 annual fee, due to the larger responsibilities of the positions. The annual Chairman’s fee remains at 40% of the retainer, or $50,000.

The Board of Directors approved an increase to the annual retainer and committee chair fees, effective as of the Annual Shareholders meeting in October 2019. The new annual retainer will be increased to $135,000, with $62,500 paid in cash and $72,500 paid in restricted stock. The chair of the Audit Committee will receive a new annual fee of $20,000 and the chair of the Compensation and Executive Development Committee chair will receive a new annual fee of $15,000. The chairs of the Finance and Risk Management Committee and the Nominating and Governance Committee will continue to receive an annual fee of $10,000. The Chairman’s annual fee remains at 40% of the retainer, and now increases to $54,000, due to the increased retainer.

Director stock ownership guidelines are in place for the outside Directors of the Corporation. These guidelines will set a target ownership level of three times the value of the Director annual retainer fee, exclusive of committee chair fees. Directors will have a period of five years to attain their targeted ownership level. The Compensation and Executive Development Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.

Outside Directors who reach the age of 72 are required to retire from the Board of Directors effective as of the completion of their current term. Retired outside Directors will be entitled to an annual retirement benefit equal to the cash portion of the total annual retainer amount last paid to the Director prior to retirement, exclusive of committee chair fees. Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter. In January of 2018, the Board voted to close this retirement program to new directors, with current participants continuing in the program, as described above, until their retirement.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules. All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal 2019.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Committee received the written disclosures and the letter required from the independent accountants pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with RSM US LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2019, for filing with the Securities and Exchange Commission.

Audit Committee

David W. Johnson, Chair

Michael Doar

Janet P. Giesselman

David R. Zimmer

July 31, 2019

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	147,788, (1)	$14.61 (2)	778,675 (3)
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	147,788, (1)	$14.61 (2)	778,675 (3)

(1)

Includes 3,600 non-qualified stock options awarded under the Twin Disc, Incorporated 2004 Stock Incentive Plan for Non-Employee Directors. Also includes 69,180 shares of performance stock that may be issued as of June 30, 2020 under the Twin Disc, Incorporated 2010 Stock Incentive Plan, assuming the maximum performance level will be achieved. As of June 30, 2019, the Corporation believes that it is likely that the threshold performance goals will be achieved. Also includes 3,000 shares of performance stock that may be issued as of June 30, 2020 and 72,008 shares of performance stock that may be issued as of June 30, 2021 under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan, assuming the maximum performance goals are achieved. As of June 30, 2019, the Corporation believes that it is likely that the threshold performance goals will be achieved. Also includes 37,950 restricted stock units issued under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan, which will vest on August 1, 2021 if the recipients of the restricted stock units remain employed through that date.

(2)

Because performance stock awards and restricted stock units do not have an exercise price, the weighted-average exercise price does not take performance stock awards or restricted stock units into account.

(3)

Includes 717,321 shares of the Corporation’s common stock issuable under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan and 61,354 shares issuable under the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors. Assumes that outstanding performance stock awards will be issued at maximum, which may not reflect the most probable outcome. As of June 30, 2019, the Corporation believes that it is likely that the threshold performance goals will be achieved.

GENERAL

The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $9,500 plus expenses.

Management does not know of any other business to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending in person, we respectfully request that you direct your vote via the Internet or by telephone, or (if you received paper copies of the proxy materials) by filling in, signing and returning the accompanying proxy at your earliest convenience. You may transmit your voting instructions via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. If you are returning a paper copy of your proxy, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the Annual Meeting.

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TWIN DISC

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 PM, Eastern, October 30, 2019

Online
Go to **www.investorvote.com/twin** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/twin

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

1. Elect as Directors the following Nominees:

01 - John H. Batten 02 - Harold M. Stratton II 03 - Michael C. Smiley

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

	For	Against	Abstain
2. Advise approval of the compensation of the Named Executive Officers.	☐	☐	☐
3. Ratify the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 31, 2019.
The Proxy Statement and the 2019 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/twin

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 31, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David B. Rayburn, David W. Johnson and Janet P. Giesselman and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 31, 2019 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

TWIN DISC

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Online

Go to **www.investorvote.com/twin** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 PM, Eastern, October 30, 2019

Shareholder Meeting Notice 1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/twin

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/twin.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 17, 2019 to facilitate timely delivery.

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Shareholder Meeting Notice

Twin Disc, Incorporated's Annual Meeting of Shareholders will be held on October 31, 2019 at the Corporate offices, 1328 Racine Street, Racine, Wisconsin, at 2:00 P.M. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/twin.**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Twin Disc, Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by October 17, 2019.

TWIN DISC

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

1. Elect as Directors the following Nominees:

01 - John H. Batten   02 - Harold M. Stratton II   03 - Michael C. Smiley

☐ **Mark here to vote FOR all nominees**   ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.   01 ☐ 02 ☐ 03 ☐

	For	Against	Abstain
2. Advise approval of the compensation of the Named Executive Officers.	☐	☐	☐
3. Ratify the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 2 7 4 9 2

0346KC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 31, 2019.
The Proxy Statement and the 2019 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 31, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David B. Rayburn, David W. Johnson and Janet P. Giesselman and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 31, 2019 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)